As filed with the Securities and Exchange Commission on July 29, 1999
                                         Registration No. 333-_______

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                      New Century Financial Corporation
           (Exact name of registrant as specified in its charter)
                             ___________________


             Delaware                               33-0683629
 (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)               Identification No.)

                     18400 Von Karman Avenue, Suite 1000
                          Irvine, California 92612
                  (Address of principal executive offices)
                             ___________________

          New Century Financial Corporation 1995 Stock Option Plan
                          (Full title of the plan)
                             ___________________

                               Brad A. Morrice
                         Vice Chairman and President
                      New Century Financial Corporation
                     18400 Von Karman Avenue, Suite 1000
                          Irvine, California 92612
                   (Name and address of agent for service)
                             ___________________

 Telephone number, including area code, of agent for service:
                               (949) 440-7030
                             ___________________

                      CALCULATION  OF REGISTRATION  FEE

                            Proposed     Proposed
                            maximum      maximum
Title of         Amount     offering     aggregate    Amount of
securities       to be      price        offering     registration
to be registered price      per unit     price        fee


Common Stock,    500,000(1) $19.125(2)   $9,562,500(2) $2,659(2)
par value $0.01  shares
per share


(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the New Century Financial Corporation 1995 Stock Option Plan, as amended (the "Plan"), may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 27, 1999, as reported on the Nasdaq National Market System.

     The Exhibit Index for this Registration Statement is at page 6.



                                        PART I

                           INFORMATION REQUIRED IN THE
                             SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.


                               PART II

                    INFORMATION REQUIRED IN THE
                      REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents of New Century Financial Corporation
(the "Company") filed with the Commission are incorporated herein by reference:

(a) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on August 1, 1997 registration number 333-32709).

(b) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on May 27, 1998
(registration number 333-53665).


Item 5.  Interests of Named Experts and Counsel

      The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Stergios
Theologides, Esq. Mr. Theologides is the Vice President, General Counsel and Secretary of the Company, is compensated by the Company as an employee, is the holder of options to acquire shares of Common Stock, and is eligible to participate in the Plan.


Item 8.  Exhibits

      See the attached Exhibit Index at page 6.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 29 day of July, 1999.


                                        By:/s/ Brad A. Morrice
                                            Brad A. Morrice
                                            Vice Chairman and
                                             President


                             POWER OF ATTORNEY


       Each person whose signature appears below constitutes and appoints Robert K. Cole and Brad A. Morrice, or either of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature              Title                       Date


/s/ Robert K. Cole     Chairman and Chief Executive   July 29, 1999
Robert K. Cole         Officer (Principal Executive
                       Officer)


/s/ Brad A. Morrice    Vice Chairman, President and   July 29, 1999
Brad A. Morrice        Director


/s/ Edward F. Gotschall Vice Chairman, Chief          July 29, 1999
Edward F. Gotschall     Financial Officer and Director
                       (Principal Financial and
                        Accounting Officer)


/s/ Stephen G. Holder  Vice Chairman, Chief           July 29, 1999
Stephen G. Holder      Operating Officer and Director


___________________    Director
John C. Bentley


/s/ Francis J. Partel, Jr.  Director                  July 20, 1999
Francis J. Partel, Jr.



/s/ Michael M. Sachs   Director                        July 29, 1999
Michael M. Sachs


/s/ Fredric J. Forster Director                        July 21, 1999
Fredric J. Forster


/s/ Terrence P. Sandvik Director                       July 29, 1999
Terrence P. Sandvik



                                   EXHIBIT INDEX

Exhibit
Number                     Description of Exhibit

4.           New Century Financial Corporation 1995 Stock Option Plan.

5.          Opinion of Counsel (opinion re legality).

23.1        Consent of KPMG LLP (Consent of Independent Auditors).

23.2        Consent of Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").